  Exhibit 99.1

Pacific Energy Development Regains Compliance With NYSE American Listing Standards

DANVILLE, CA / ACCESSWIRE / June 29, 2018 / PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE American: PED) (the “Company”), announced today that the Company has regained compliance with the NYSE American LLC (the “Exchange”) continued listing standards.

As previously reported by the Company in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC) on:

(a)
December 30, 2016, on December 27, 2016, the Company received notice from the Exchange that the Company was not in compliance with Section 1003(a)(iii) of the continued listing standards of the NYSE American Company Guide (the “Company Guide”), which requires a listed company to have stockholders’ equity of at least $6.0 million if it has reported net losses in its five most recent fiscal years, since the Company reported stockholders’ equity of less than $6,000,000 at September 30, 2016 and had incurred net losses in its five most recent fiscal years ended December 31, 2015; and

(b)
May 9, 2017, on May 3, 2017, the Company received notice from the Exchange that the Company was not in compliance with Sections 1003(a)(i), (ii) and (iii) of the Company Guide, since it reported stockholders’ equity of less than $2,000,000 at December 31, 2016 and had incurred net losses in its five most recent fiscal years ended December 31, 2016.

As set forth in the unaudited pro forma balance sheet of the Company filed in the Current Report on Form 8-K filed with the SEC on June 26, 2018, the Company had pro forma stockholders’ equity of $23.7 million as of March 31, 2018, after adjustment for the recent funding transaction and debt repayment transactions disclosed by the Company in the Current Report on Form 8-K filed with the SEC on June 26, 2018. In a letter dated March 22, 2018, the NYSE Regulation notified the Company that it had successfully regained compliance with the NYSE American continued listing standards.

Effective June 28, 2018, the “.bc” designation (signifying non-compliance with NYSE American listing standards) was removed from the Company’s trading symbol. In addition, the Company was removed from the list of NYSE American noncompliant issuers on the Exchange’s website.

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Weld County, Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors”. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

Pacific Energy Development
1-855-733-3826
PR@pacificenergydevelopment.com